Exhibit 5.3

[Letterhead of Richards, Layton & Finger, P.A.]

February 24, 2023

Lincoln National Corporation

150 N. Radnor Chester Road

Radnor, Pennsylvania 19087

Re:	Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX

Ladies and Gentlemen:

We have acted as special Delaware counsel for Lincoln National Capital VII, a Delaware statutory trust (“Trust VII”), Lincoln National Capital VIII, a Delaware statutory trust (“Trust VIII”), and Lincoln National Capital IX, a Delaware statutory trust (“Trust IX”) (Trust VII, Trust VIII and Trust IX are hereinafter collectively referred to as the “Trusts” and sometimes hereinafter individually referred to as a “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a) The Certificate of Trust of Trust VII, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 18, 2002, as amended and restated by the Restated Certificate of Trust, as filed with the Secretary of State on March 6, 2009, as supplemented by the Certificate of Cancellation, as filed with the Secretary of State on November 15, 2016, as supplemented by the Certificate of Correction, as filed with the Secretary of State on December 15, 2022.

(b) The Certificate of Trust of Trust VIII, as filed with the Secretary of State on March 18, 2002, as amended and restated by the Restated Certificate of Trust, as filed with the Secretary of State on March 6, 2009, as supplemented by the Certificate of Cancellation, as filed with the Secretary of State on November 15, 2016, as supplemented by the Certificate of Correction, as filed with the Secretary of State on December 15, 2022.

(c) The Certificate of Trust of Trust IX, as filed with the Secretary of State on March 18, 2002, as amended and restated by the Restated Certificate of Trust, as filed with the Secretary of State on March 6, 2009, as supplemented by the Certificate of Cancellation, as filed with the Secretary of State on November 15, 2016, as supplemented by the Certificate of Correction, as filed with the Secretary of State on December 15, 2022.

Lincoln National Corporation

February 24, 2023

(d) The Trust Agreement of Trust VII, dated as of March 18, 2002 among Lincoln National Corporation, an Indiana corporation (the “Company”), and the trustees named therein;

(e) The Trust Agreement of Trust VIII, dated as of March 18, 2002 among the Company and the trustees named therein;

(f) The Trust Agreement of Trust IX, dated as of March 18, 2002 among the Company and the trustees named therein;

(g) The Registration Statement (the “Registration Statement”) on Form S-3, including a preliminary prospectus with respect to the Trusts (the “Prospectus”), relating to the Preferred Securities of the Trusts representing preferred undivided beneficial interests in the assets of the Trusts (each, a “Preferred Security” and collectively, the “Preferred Securities”), to be filed by the Company and the Trusts with the Securities and Exchange Commission;

(h) The forms of Amended and Restated Trust Agreement for each of the Trusts, to be entered into between the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust (collectively, the “Trust Agreements” and individually, a “Trust Agreement”), as filed with the Securities and Exchange Commission on March 10, 2009 and incorporated by reference as exhibits to the Registration Statement;

(i) A Certificate of Good Standing for each of the Trusts, each dated as of February 23, 2023, obtained from the Secretary of State; and

(j) The Acknowledgements of Appointment of Successor Trustees, each dated as of March 6, 2009, with respect to the Trusts.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Company.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

Lincoln National Corporation

February 24, 2023

For purposes of this opinion, we have assumed (i) that each of the Trust Agreements will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that the Trust Agreements will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trusts (collectively, the “Preferred Security Holders”) of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Preferred Securities are authenticated, issued and sold to the Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Trusts has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

2. The Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

3. The Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the applicable Trust Agreement.

Lincoln National Corporation

February 24, 2023

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Validity of Securities” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

DKD/GAK